Exhibit     3.1(i)
Articles of Amendment to our Articles of Incorporation creating our Series A Preferred Stock.

                              Articles of Amendment
                                     to the
                            Articles of Incorporation
                                       of
                            Proton Laboratories, Inc.

                        A State of Washington Corporation

Person to contact about this filing:                tel. (713) 461-2627 ext. 210
Joel Seidner, Esq.


UBI NUMBER:  602 021 123


(a)  The name of the corporation is Proton Laboratories, Inc.


(b) The Articles of Incorporation are hereby amended to add the terms of Series A Preferred Stock as follows:


                       Certificate of the Designation, Preferences, Rights and
                                           Limitations
                                               of
                              Series A Convertible Preferred Stock
                                               of
                                   Proton Laboratories, Inc.

               Proton Laboratories, Inc., (hereinafter referred to as the "Corporation"), a corporation incorporated and existing under the laws of the State of Washington,

               DOES HEREBY CERTIFY:

               That, the Articles of Incorporation of the Corporation authorizes the issuance of 20,000,000 shares of Preferred Stock, $0.0001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution or resolutions of the Board of Directors to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:

               RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series A Convertible Preferred Stock, par value $0.0001 with a stated value of $10.00 per share ("Preferred Stock"), is hereby authorized and created, said series to consist of up to 400,000 shares. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

               1.   DIVIDENDS ON PREFERRED STOCK.
                    ----------------------------

                    The holders of Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends at the rate of eight percent (8%) per year in cash, payable in arrears. Any dividend payment that is missed shall be cumulative. Dividends accrued and unpaid shall be based on a 365 day year.

               2.   CONVERSION OF PREFERRED STOCK INTO COMMON STOCK.
                    -----------------------------------------------

               (a) Each holder of shares of Preferred Stock may, at his option and at any time and from time to time, convert any or all such shares, plus all dividends accrued and unpaid on such Preferred Stock up to the conversion date, on the terms and conditions set forth in this Section 2, into fully paid and non-assessable shares of the Corporation's Common Stock except that with respect to any shares of Preferred Stock called for redemption, the conversion right shall terminate at the close of business on the business day prior to the Redemption Date, unless default is made in the payment of the Redemption Price. The number of shares of Common Stock into which each share of Preferred Stock may be converted shall be determined by multiplying the number of shares of Preferred Stock to be converted by five (a "Conversion Ratio"). The number of shares of Common Stock into which all dividends accrued and unpaid on such Preferred Stock may be converted shall be determined by dividing the dollar amount of the sum of all dividends accrued and unpaid on such Preferred Stock by two (a "Conversion Ratio").

                    For example, one share of the Preferred Stock may be converted into five shares of common stock. For example, $10,000 in dividends accrued and unpaid may be converted into 5,000 shares of common stock.

               (b)  Conversion Procedure.
                    --------------------

                    (i) Conversion of Preferred Stock.  To exercise his
                        -----------------------------
                    Preferred Stock conversion privilege, the holder of any shares of Preferred Stock shall surrender to the Corporation during regular business hours at the principal executive offices of the Corporation or at such other place as may be designated by the Corporation from time to time, the certificate or certificates for the Preferred Stock to be converted, duly endorsed for transfer to the Corporation accompanied by written notice stating that the holder irrevocably elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within five (5) business days after the date on which such delivery is made, the Corporation shall issue and send (with receipt to be acknowledged) to the holder thereof, at the address designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the holder is entitled as a result of such conversion, and cash with respect to any fractional interest of a share based on a deemed per share value of common stock of $2.00 per share of Common Stock as provided in paragraph (c) of this Section 2. The holder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the shares of Preferred Stock have been converted on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record of such shares on the next succeeding date on which the transfer books are open, but the Conversion Ratio shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate or certificates surrendered for conversion, the Corporation shall within three (3) business days after the date on which such delivery is made, issue and send (with receipt to be acknowledged) to the holder thereof, at the address designated by such holder, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate or certificates so surrendered.

                    (ii) Conversion of dividends accrued and unpaid.  To
                         ------------------------------------------
                    exercise his conversion privilege for dividends accrued and unpaid, the holder of any shares of Preferred Stock shall deliver a notice to the Corporation during regular business hours at the principal executive offices of the Corporation or at such other place as may be designated by the Corporation from time to time, stating the dollar amount of dividends accrued and unpaid for his Preferred

                    Stock accompanied by written notice stating that the holder irrevocably elects to convert such dividends accrued and unpaid. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within five (5) business days after the date on which such delivery is made, the Corporation shall issue and send (with receipt to be acknowledged) to the holder thereof, at the address designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the holder is entitled as a result of such conversion, and cash with respect to any fractional interest of a share based on a deemed per share value of common stock of $2.00 per share of Common Stock as provided in paragraph (c)(i) and (ii) of this Section 2. The holder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the dividends accrued and unpaid have been converted on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record of such shares on the next succeeding date on which the transfer books are open, but the Conversion Ratio shall be that in effect on the Conversion Date.

               (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock or the dividends accrued and unpaid. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock or upon the conversion of dividends accrued and unpaid, the Corporation shall make a cash payment to the holder based on the deemed per share value of common stock of $2.00 per share of Common Stock.

               (d) The Corporation shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Washington, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding and any dividends accrued and unpaid.

               (e) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require by law registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, including registration under the Securities Act of 1933, as amended, and appropriate state securities laws, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible meet such registration, listing or approval, as the case may be.

               (f) All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock or dividends accrued and unpaid will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

               (g) The Conversion Ratios in effect for Preferred Stock and the dividends accrued and unpaid shall be subject to adjustment from time to time as follows:

               (i)  Stock Splits, Dividends and Combinations.  In the event that
                    ----------------------------------------
                    the Corporation shall at any time subdivide the outstanding shares of Common Stock, the Conversion Ratios in effect immediately prior to such subdivision or the issuance of such subdivision shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision.

               (ii) Non-Cash Dividends, Stock Purchase Rights, Capital
                    --------------------------------------------------
                    Reorganization and Dissolutions. In the event:
                    -------------------------------

               (A) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

               (B) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or other securities, or to receive any other rights; or

               (C) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, share exchange for all outstanding shares of Common Stock under a plan of exchange to which the Corporation is a party, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

               (D) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

               then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Preferred Stock, at least 10 days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Corporation securities of record shall be entitled to exchange their shares of Corporation securities for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up.


               3.   VOTING.     The shares of Preferred Stock do not have the
                    ------
                    right to vote.

               4.   LIQUIDATION RIGHTS.
                    ------------------

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock, an amount equal to $10.00 per share, plus accumulated and unpaid dividends thereon to the date fixed for distribution ("Liquidation Amount").

               (b) A consolidation or merger of the Corporation (in the event that the Corporation is not the surviving entity) or sale of all or substantially all of the Corporation's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this
                    Section 4. In the event of
                    such a liquidation as contemplated by this Section 4(b), the holders of Preferred Stock shall be entitled to receive an amount equal to the greater of the Liquidation Amount or that which such holders would have received if they had converted their Preferred Stock into Common Stock immediately prior to such liquidation or winding up (without giving effect to the liquidation preference of or any dividends on any other capital stock ranking prior to the Common Stock).

               (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

               5.   OTHER MATTERS.
                    -------------

                    The Corporation may create, authorize or issue shares of any class or series of stock, or any security convertible into such class or series ranking senior to, junior to, or on parity with the Preferred Stock as to payment of dividends or as distributions in the event of a liquidation, dissolution or winding up of the Corporation.

(c)  This amendment was adopted on May 19, 2004.

(d) This amendment was duly adopted by the Board of Directors. Shareholders action was not required.

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/Edward Alexander
May 19, 2004
Signature of Officer